UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 21, 2017

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 26, 2017, Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) among Oncor, as Borrower, the lenders listed therein (the “Lenders”), and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Agent”).

The Term Loan Agreement provides for a springing-lien term loan credit facility in an aggregate principal amount of $275 million. On December 31, 2017, if (i) the obligations under the Term Loan Agreement are outstanding as of such date and (ii) the obligations under the Amended and Restated Revolving Credit Agreement (as such agreement may be amended, restated, supplemented or otherwise modified from time to time (including any refinancing or replacement thereof), the “Revolving Credit Agreement”), dated as of October 11, 2011, by and among Oncor, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto are secured as of such date, then the obligations under the Term Loan Agreement will become secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”) dated as of May 15, 2008, from Oncor to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent (the “Collateral Agent”).

The Term Loan Agreement has an 18 month term, maturing on March 26, 2019.

Loans under the Term Loan Agreement bear interest at per annum rates equal to, at Oncor’s option, (i) LIBOR plus a spread ranging from 0.8%-0.9%, depending on whether the loan has become secured, or (ii) an alternate base rate (the highest of (1) the prime rate of Wells Fargo, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1%).

The Term Loan Agreement contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things:

•	incurring additional liens;

•	entering into mergers and consolidations; and

•	sales of substantial assets.

In addition, the Term Loan Agreement requires that Oncor maintain a consolidated senior debt to capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The Term Loan Agreement also contains customary events of default for facilities of this type the occurrence of which would allow the Lenders to accelerate all outstanding loans and terminate their commitments, including certain changes in control of Oncor that are not permitted transactions under the Term Loan Agreement, cross-default provisions in the event Oncor or any of its subsidiaries defaults on indebtedness in a principal amount in excess of $100 million or receives judgments for the payment of money in excess of $50 million that are not discharged within 60 days.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the complete terms of the Term Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 21, 2017, Oncor completed a sale of $325 million aggregate principal amount of its 3.80% Senior Secured Notes due 2047 (the “Notes”). Oncor intends to use the proceeds (net of the initial purchasers’ discount, fees and expenses) of approximately $320.9 million from the sale of the Notes for general corporate purposes, including to repay borrowings under the Revolving Credit Agreement, and to pay a portion of the redemption price for Oncor’s 5.00% Senior Secured Notes Due 2017 (the “2017 Notes”), of which an aggregate principal amount of approximately $324.4 million is outstanding. Oncor has issued a notice of redemption pursuant to the terms of the indenture and officer’s certificate governing the 2017 Notes indicating its intention to redeem all outstanding 2017 Notes on September 29, 2017 at a redemption price equal to 100% of the principal amount of the 2017 Notes outstanding plus accrued interest to the redemption date and a make-whole amount.

The Notes were issued pursuant to the provisions of an Indenture dated as of August 1, 2002 between Oncor and The Bank of New York Mellon Trust Company N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”) and an Officer’s Certificate dated as of September 21, 2017 (the “Officer’s Certificate”) between Oncor and the Trustee. The Officer’s Certificate establishes the terms of the Notes. The Notes constitute a separate series of notes under the Indenture, but will be treated together with Oncor’s other outstanding debt securities issued under the Indenture for amendments and waivers and for taking certain other actions.

Oncor’s obligations under the Notes are secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust.

The Notes bear interest, payable semi-annually, at a rate of 3.80% per annum and mature on September 30, 2047. Interest on the Notes is payable in cash semiannually in arrears on March 30 and September 30 of each year, and the first interest payment is due on March 30, 2018. Prior to March 30, 2047, Oncor may redeem the Notes at any time, in whole or in part, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. On and after March 30, 2047, Oncor may redeem the Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest. The Notes, the Indenture and the Deed of Trust also contain customary events of default, including failure to pay principal or interest on the Notes when due, among others.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

In connection with the completion of the sale of the Notes, on September 21, 2017, Oncor entered into a Registration Rights Agreement with the representatives of the initial purchasers of the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Oncor agreed, subject to certain exceptions, to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for publicly registered notes (the “Exchange Offer Registration Statement”), or under certain circumstances, a shelf registration statement to cover resales of the Notes (the “Shelf Registration Statement”). Oncor agreed to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act no later than 270 days after the issue date of the Notes and to consummate the exchange offer no later than 315 days after the issue date of the Notes. Oncor agreed to use commercially reasonable efforts to cause any Shelf Registration Statement to become or be declared effective within the later of 180 days after such Shelf Registration Statement filing obligation arises and 270 days after the issue date of the Notes.

If Oncor does not comply with certain of its obligations under the Registration Rights Agreement, the affected Notes will bear additional interest on the principal amount of the affected Notes at a rate of 0.50% per annum over the interest rate otherwise provided for under the Notes for the period during which the registration default continues, but not later than the second anniversary of the issue date of the Notes.

On September 26, 2017, Oncor borrowed $275 million under the Term Loan Agreement and intends to apply the proceeds for general corporate purposes, including to repay borrowings under the Revolving Credit Agreement and to pay a portion of the redemption price for the 2017 Notes. The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

A copy of the Indenture was filed by Oncor as an exhibit to its Form S-4 filed October 2, 2002 and a copy of Supplemental Indenture No. 1 dated May 15, 2008 between Oncor and the Trustee was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, which are incorporated by reference herein. A copy of the Deed of Trust was filed by Oncor as an exhibit to its Form10-Q filed May 15, 2008, the First Amendment to the Deed of Trust dated March 2, 2009 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 10-K filed March 3, 2009, the Second Amendment to the Deed of Trust dated September 3, 2010 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 8-K filed September 3, 2010, and the Third Amendment to the Deed of Trust dated November 10, 2011 between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed November 15, 2011, which are incorporated by reference herein. The Officer’s Certificate is attached as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. The Registration Rights Agreement is attached as Exhibit 4.2 to this current report on Form 8-K and is incorporated herein by reference. The above description of the Indenture, as supplemented, the Deed of Trust, as amended, the Officer’s Certificate, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the Indenture, the Deed of Trust, the Officer’s Certificate, the Notes and the Registration Rights Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

4.1	Officer’s Certificate, dated September 21, 2017, establishing the terms of Oncor Electric Delivery Company LLC’s 3.80% Senior Secured Notes due 2047.

4.2	Registration Rights Agreement, dated September 21, 2017, among Oncor Electric Delivery Company LLC and the representatives of the initial purchasers of the 3.80% Senior Secured Notes due 2047.

10.1	Term Loan Credit Agreement, dated as of September 26, 2017, among Oncor Electric Delivery Company LLC, as Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Sarah W. Soong
Name:	Sarah W. Soong
Title:	Vice President – Treasurer

Dated: September 27, 2017